Exhibit (e)(14)

Addendum to Confidentiality Letter Agreement

August 19, 2025

This Addendum to Confidentiality Letter Agreement (the “Addendum”) is entered into by and between Tourmaline Bio, Inc. (“Tourmaline”) and Novartis International AG (“Company”, and together with Tourmaline, the “Parties,” each a “Party”) as of the date first set forth above in connection with the Company’s receipt of Evaluation Material, as defined in that certain Confidentiality Letter Agreement (the “Letter Agreement”), by and between Tourmaline and Company, dated August 19, 2025. Capitalized terms not defined herein shall have the meaning set forth in the Letter Agreement. The Parties agree that the additional terms and conditions contained in this Addendum, including Exhibits A and B, are hereby incorporated by reference into the Letter Agreement, and in exchange for access to certain Restricted Access Material (defined below), Company shall comply with the following additional requirements:

1.	Company agrees that Tourmaline or any of Tourmaline’s Representatives may determine from time to time that access to certain Evaluation Material (“Restricted Access Material”) deemed competitively sensitive or that may be designated for review solely by outside advisors or by a limited number or category of Company employees, should be limited only to those Company Representatives as are designated by Tourmaline or Tourmaline Representatives as permitted recipients of such Restricted Access Material and identified in Exhibit A (“Permitted Recipients,” each a “Permitted Recipient”). Additional Permitted Recipients may be added to the list in Exhibit A upon written notice and approval by an authorized Tourmaline Representative (email is acceptable).
2.	Company agrees that Evaluation Material shall only be Restricted Access Material if it is contained in a secure area designated solely for Restricted Access Material (as identified in Exhibit B) or if specifically identified as such in writing, identified as such in the VDR (including by specified folders), or identified as “restricted material,” “clean team only,” or other equivalent designation, in each case prior to the initial disclosure of such Evaluation Material or, solely for Evaluation Material disclosed orally or by observation, identified as such orally and confirmed in writing in the manner described above.
3.	Company agrees on behalf of itself and its Representatives and Permitted Recipients to the Rules & Guidelines outlined in Exhibit B. Without limitation, Company and its Representatives and Permitted Recipients shall not take any photographs, make any copies, or otherwise disseminate Restricted Access Material to anyone who is not a Permitted Recipient.
4.	In accordance with Exhibit B, Permitted Recipients may review the Restricted Access Material and create aggregate information, analyses, outputs or reports in order to reveal the high level conclusions of their work that are reasonably needed in order to inform the Company and its Representatives who need to know such information in connection with the Purpose (the “Non-Permitted Recipients”) of findings related to the Permitted Recipients’ review of the Restricted Access Material (such aggregate information, analyses, outputs and reports, the “Aggregate Information”).
5.	Company agrees not to provide any Aggregate Information to any Non-Permitted Recipients unless the Aggregate Information first has been reviewed and approved for disclosure (or modified and approved for disclosure as so modified) by Company’s external antitrust counsel at Hogan Lovells LLP.

Except as expressly provided herein, all terms and conditions set forth in the Letter Agreement remain in full force and effect. As of the date hereof, all references to the Letter Agreement shall be references to the Letter Agreement as amended by this Addendum.

[Signatures on following page]

Agreed and accepted:

TOURMALINE BIO, INC.

By:	/s/ W Bradford Middlekauff
Name:	W Bradford Middlekauff
Title:	Chief Bussiness Officer and General Counsel

NOVARTIS INTERNATIONAL AG

By:	/s/ Tariq EI Rafie
Name:	Tariq EI Rafie
Title:	Head M&A Transactions

By:	/s/ Juliana Mazza Reis
Name:	Juliana Mazza Reis
Title:	M&A Sr Director

Exhibit A

Permitted Recipients

Name	Title	Email Address
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

Exhibit B

Rules & Guidelines

1.	A Permitted Recipient’s access to Restricted Access Material will occur during mutually-agreed dates/times using account credentials for a virtual machine operating Azure Virtual Desktop with the SAS Analytics application (the “Restricted Account”).

2.	At least one (1) business day prior to the date a Restricted Account is required, Company must send to Tourmaline a written request (email is acceptable) with the following information for each Permitted Recipient requesting access to Restricted Access Material:

a.	Name, title, email address of Permitted Recipient, and
b.	The proposed date(s)/time(s) during which the Restricted Account access is needed.

3.	Tourmaline will provide the Permitted Recipient with the Restricted Account credentials, the instructions for access, including set-up of any required multi-factor authentication method. The Restricted Account credentials may only be used by the assigned Permitted Recipient during the time period approved by Tourmaline.

4.	All information accessed through the Restricted Account is considered Restricted Access Material, as defined in the Addendum. The Restricted Account will not have access to the internet or any other applications.

5.	A Permitted Recipient may review and analyze the Restricted Access Material, but removal of any information from the Restricted Account without Tourmaline review and written approval is strictly prohibited, including but not limited to downloads, screenshots, extractions, photographs, videos, recordings, including use of secondary devices to generate the same, such as phones or cameras.